Portillo’s Inc. Announces Third Quarter 2023 Financial Results

Oak Brook, IL— November 2, 2023—Portillo’s Inc. (“Portillo’s” or the “Company”) (NASDAQ: PTLO), the fast-casual restaurant concept known for its menu of Chicago-style favorites, today reported financial results for the third quarter ended September 24, 2023.

Michael Osanloo, President and Chief Executive Officer of Portillo’s, said, “We delivered another quarter of profitable growth, highlighting the strength of our brand. Our new restaurants continue to perform well, and we’re delivering solid results. With our consistent restaurant operations and ongoing execution of a disciplined development strategy, we feel great about our future. We’re a growth company. We will continue to build fantastic restaurants, staffed with our amazing Team Members who create an unrivaled experience for our guests. It’s that experience that sets Portillo’s apart and keeps guests coming back.”

Financial Highlights for the Third Quarter 2023 vs. Third Quarter 2022:

•Total revenue increased 10.4% or $15.7 million to $166.8 million;
•Same restaurant sales increased 3.9%;
•Operating income increased $4.5 million to $15.1 million;
•Net income increased $3.3 million to $6.5 million;
•Restaurant-Level Adjusted EBITDA* increased $7.8 million to $41.9 million; and
•Adjusted EBITDA* increased $5.7 million to $27.3 million.

*Adjusted EBITDA and Restaurant-Level Adjusted EBITDA are non-GAAP measures. Please see definitions and the reconciliations of these non-GAAP measures in the accompanying financial information below.

Recent Developments and Trends

In the quarter ended September 24, 2023, we saw continued revenue growth and same restaurant sales growth. Total revenue grew 10.4% during the quarter ended September 24, 2023 and 12.8% for the three quarters ended September 24, 2023. Same-restaurant sales grew 3.9% during the quarter ended September 24, 2023, compared to 5.8% same-restaurant sales growth during the same quarter in 2022. Same-restaurant sales grew 6.1% during the three quarters ended September 24, 2023, compared to 5.2% same-restaurant sales growth during the three quarters ended September 25, 2022.

We believe unit growth is a key driver of shareholder value creation. During the quarter ended September 24, 2023, we opened two new restaurants, one restaurant in Arizona and our second location in Texas for a total of 78 restaurants, including a restaurant owned by C&O, of which Portillo's owns 50% of the equity. The one restaurant opened in the fourth quarter of 2022 and six restaurants opened during the three quarters ended September 24, 2023 positively impacted revenues by approximately $11.0 million and $31.5 million in the quarter and three quarters ended September 24, 2023, respectively. We opened one restaurant subsequent to September 24, 2023 and plan to open five additional restaurants in the fourth quarter of 2023.

In the quarter and three quarters ended September 24, 2023, we continued to see commodity inflation stabilize. Commodity inflation was 3.5% and 5.8% for the quarter and three quarters ended September 24, 2023, respectively, compared to 15.4% for both the quarter and three quarters ended September 25, 2022. For the quarter and three quarters ended September 24, 2023, we experienced a decline in labor expenses, as a percentage of revenue, compared to the quarter and three quarters ended September 25, 2022 primarily due to increases in revenue, partially offset by decreases in transactions, higher labor utilization and additional wage investments. During mid-January 2023 and at the beginning of May 2023, we increased certain menu prices to reflect a net approximate 2.0% and 3.0% price increase, respectively, to continue to combat inflationary cost pressures and progress towards our goal to improve Restaurant-Level Adjusted EBITDA margins for fiscal 2023. We will continue to monitor our cost pressures, the competitive landscape as well as consumer sentiment to inform our pricing decisions in the coming quarters.

In the quarter ended September 24, 2023, operating income margin and Restaurant-Level Adjusted EBITDA Margin improved versus prior year. We believe this improvement was the result of our ongoing efforts to deploy strategic pricing actions, elevate guest experiences, and implement operational efficiencies. The strength of our brand, the consistency of our operations, and the ongoing execution of a disciplined development strategy all support our business model. Further, we intend to continue to develop shareholder value through self-funded restaurant development and an ongoing focus on operations.

Review of Third Quarter 2023 Financial Results

Revenues for the quarter ended September 24, 2023 were $166.8 million compared to $151.1 million for the quarter ended September 25, 2022, an increase of $15.7 million or 10.4%. The increase in revenues was primarily attributed to the opening of one restaurant in the fourth quarter of 2022 and six restaurants during the three quarters ended September 24, 2023 combined with an increase in our same-restaurant sales. New restaurants positively impacted revenues by approximately $11.0 million in the quarter ended September 24, 2023. Same-restaurant sales increased 3.9% during the third quarter ended September 24, 2023, which was attributable to an increase in average check of 7.4%, partially offset by a 3.5% decrease in transactions. The higher average check was driven by an approximate 9.1% increase in certain menu prices partially offset by product mix. For the purpose of calculating same-restaurant sales for September 24, 2023, sales for the 66 restaurants that were open for at least 24 full fiscal periods were included in the Comparable Restaurant Base (as defined in "Selected Operating Data" below).

Total restaurant operating expenses for the third quarter ended September 24, 2023 were $124.9 million compared to $117.0 million for the third quarter ended September 25, 2022, an increase of $7.9 million or 6.7%. The increase in restaurant operating expenses was driven by the opening of one restaurant in the fourth quarter of 2022 and six restaurants during the three quarters ended September 24, 2023. Additionally, labor expense increases were also driven by incremental investments to support our team members, including annual rate increases, and higher variable-based compensation. Food, beverage and packaging costs were negatively impacted by a 3.5% increase in commodity prices, partially offset by lower third-party delivery commissions. Operating expenses increased due to an increase in credit card fees, utilities, and insurance.

General and administrative expenses for the quarter ended September 24, 2023 were $18.9 million compared to $18.1 million for the quarter ended September 25, 2022, an increase of $0.8 million or 4.6%. This increase was primarily driven by increases in salaries, wages and benefits attributable to annual rate increases and the filling of open positions, partially offset by a decrease in professional fees and insurance expenses.

Operating income for the quarter ended September 24, 2023 was $15.1 million compared to $10.6 million for the quarter ended September 25, 2022, an increase of $4.5 million or 42.6% due to the aforementioned increase in revenues, partially offset by the aforementioned increases in expenses and higher pre-opening expenses.

Net income for the third quarter ended September 24, 2023 was $6.5 million compared to net income of $3.2 million for the third quarter ended September 25, 2022, an increase of $3.3 million or 104.7%. The increase in net income was primarily due to the aforementioned increase in operating income, decrease in interest expense of $0.5 million and an increase in interest income of $0.1 million partially offset by an increase in income tax expense of $1.6 million and a decrease in the Tax Receivable Agreement liability adjustment of $0.2 million. The $0.5 million decrease in interest expense was primarily driven by the improved lending terms associated with our 2023 Term Loan and 2023 Revolver Facility.

Restaurant-Level Adjusted EBITDA* for the third quarter ended September 24, 2023 was $41.9 million compared to $34.1 million for the third quarter ended September 25, 2022, an increase of $7.8 million or 22.9%.

Adjusted EBITDA* for the third quarter ended September 24, 2023 was $27.3 million compared to $21.6 million for the third quarter ended September 25, 2022, an increase of $5.7 million or 26.2%.

*A reconciliation of Restaurant-Level Adjusted EBITDA and Adjusted EBITDA and the nearest GAAP financial measure is included under “Non-GAAP Financial Measures” in the accompanying financial information below.

Development Highlights

During the three quarters ended September 24, 2023, we opened a total of six restaurants in the Arizona, Florida, and Texas markets. Subsequent to September 24, 2023, we opened one additional restaurant, bringing our total restaurant count to 79, including a restaurant owned by C&O of which Portillo’s owns 50% of the equity.

Below are the restaurants opened since the beginning of fiscal 2023:

Location	Opening Date
Kissimmee, Florida	December 2022
The Colony, Texas	January 2023
Tucson, Arizona	February 2023
Gilbert, Arizona	March 2023
Queen Creek, Arizona	August 2023
Allen, Texas	August 2023
Cicero, Illinois	October 2023

Retirement of Richard K. Lubin from the Board of Directors

Richard K. Lubin notified the Company’s Board of Directors (“Board”) of his intent to retire from the Board and Compensation Committee on October 30, 2023. His decision to retire from the Board is consistent with his decision earlier this year to transition to a senior advisory role at Berkshire Partners LLC.

Mr. Lubin has been a member of the Board since 2014, when Berkshire Partners LLC acquired the Company. The Company and the Board would like to thank Mr. Lubin for his many important contributions and his commitment to the Company during his tenure on the Board. Osanloo spoke highly of Lubin, noting “Richard has been such an asset to Portillo’s. He is a great thought partner and overall terrific person, and I appreciate all he’s done during his time here to support the Company. He certainly leaves some big shoes to fill. We wish him all the best as he begins this new chapter.”

The following definitions apply to these terms as used in this release:

Same-Restaurant Sales - The change in same-restaurant sales is the percentage change in year-over-year revenue (excluding gift card breakage) for the Comparable Restaurant Base, excluding a restaurant that is owned by C&O. The Comparable Restaurant Base is defined as the number of restaurants open for at least 24 full fiscal periods. As of September 24, 2023 and September 25, 2022, there were 66 and 61 restaurants in our Comparable Restaurant Base, respectively.

A change in same-restaurant sales growth is the result of a change in restaurant transactions, average guest check, or a combination of the two. We gather daily sales data and regularly analyze the guest transaction counts and the mix of menu items sold to strategically evaluate menu pricing and demand. Measuring our same-restaurant sales growth allows management to evaluate the performance of our existing restaurant base. We believe this measure provides a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of restaurant openings and enables investors to better understand and evaluate the Company’s historical and prospective operating performance.

Average Unit Volume (“AUV”) - AUV is the total revenue (excluding gift card breakage) recognized in the Comparable Restaurant Base, including a restaurant that is owned by C&O, divided by the number of restaurants in the Comparable Restaurant Base, including C&O, by period.

This key performance indicator allows management to assess changes in consumer spending patterns at our restaurants and the overall performance of our restaurant base.

Adjusted EBITDA and Adjusted EBITDA Margin - Adjusted EBITDA represents net income (loss) before depreciation and amortization, interest expense, interest income and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues, net. See also “Non-GAAP Financial Measures.”

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin - Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include food, beverage and packaging costs, labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenues, net. See also “Non-GAAP Financial Measures.”

For more information about the Company’s Non-GAAP measures, how they are calculated and reconciled and why management believes that they are useful, see “Non-GAAP Financial Measures” below.

Earnings Conference Call

The Company will host a conference call to discuss its financial results for the third quarter ended September 24, 2023 on Thursday, November 2, 2023, at 10:00 AM ET. The conference call can be accessed live over the phone by dialing 1-877-407-3982 (toll-free) or 1-201-493-6780 (international). A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-412-317-6671; the passcode is 13737543. The webcast will be available at www.portillos.com under the investors section and will be archived on the site shortly after the call has concluded.

About Portillo’s

In 1963, Dick Portillo invested $1,100 into a small trailer to open the first Portillo’s hot dog stand in Villa Park, IL, which he called “The Dog House.” Years later, Portillo’s (NASDAQ: PTLO) has grown to more than 70 restaurants across 10 states. Portillo’s is best known for its Chicago-style hot dogs, Italian beef sandwiches, char-grilled burgers, fresh salads and famous chocolate cake.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business, and are based on currently available operating, financial and competitive information which are subject to various risks and uncertainties, so you should not place undue reliance on forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "commit," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that we may not predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements, and you should not unduly rely on these statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•risks related to or arising from our organizational structure;
•risks of food-borne illness and food safety and other health concerns about our food;
•the impact of unionization activities of our restaurant workers on our operations and profitability;
•the impact of recent bank failures on the marketplace, including the ability to access credit;
•risks associated with our reliance on certain information technology systems and potential failures or interruptions;
•privacy and cyber security risks related to our digital ordering and payment platforms for our delivery business;
•the impact of competition, including from our competitors in the restaurant industry or our own restaurants;
•the increasingly competitive labor market and our ability to attract and retain the best talent and qualified employees;
•the impact of federal, state or local government regulations relating to privacy, data protection, advertising and consumer protection, building and zoning requirements, costs or ability to open new restaurants, or sale of food and alcoholic beverage control regulations;
•inability to achieve our growth strategy, such as the availability of suitable new restaurant sites in existing and new markets and opening of new restaurants at the anticipated rate and on the anticipated timeline;
•the impact of consumer sentiment and other economic factors on our sales;
•increases in food and other operating costs, tariffs and import taxes, and supply shortages;
•the potential future impact of COVID-19 (including any variant) on our results of operations, supply chain or liquidity; and
•other risks identified in our filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s most recent Annual Report on Form 10-K, filed with the SEC. All of the Company’s SEC filings are available on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Barbara Noverini, CFA
investors@portillos.com

Media Contact:
ICR, Inc.
portillosPR@icrinc.com

PORTILLO’S INC
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share data)

	Quarter Ended				Three Quarters Ended
	September 24, 2023		September 25, 2022		September 24, 2023		September 25, 2022
REVENUES, NET	$166,805	100.0%	$151,121	100.0%	$492,047	100.0%	$436,226	100.0%

COST AND EXPENSES:
Restaurant operating expenses:
Food, beverage and packaging costs	55,551	33.3%	53,374	35.3%	165,407	33.6%	151,414	34.7%
Labor	42,588	25.5%	39,133	25.9%	126,200	25.6%	114,352	26.2%
Occupancy	8,210	4.9%	7,644	5.1%	24,898	5.1%	22,778	5.2%
Other operating expenses	18,571	11.1%	16,882	11.2%	56,107	11.4%	47,225	10.8%
Total restaurant operating expenses	124,920	74.9%	117,033	77.4%	372,612	75.7%	335,769	77.0%

General and administrative expenses	18,898	11.3%	18,059	12.0%	57,285	11.6%	49,185	11.3%
Pre-opening expenses	2,410	1.4%	791	0.5%	5,029	1.0%	1,770	0.4%
Depreciation and amortization	6,178	3.7%	5,289	3.5%	17,788	3.6%	15,803	3.6%
Net income attributable to equity method investment	(422)	(0.3)%	(409)	(0.3)%	(1,010)	(0.2)%	(807)	(0.2)%
Other income, net	(276)	(0.2)%	(228)	(0.2)%	(630)	(0.1)%	(333)	(0.1)%
OPERATING INCOME	15,097	9.1%	10,586	7.0%	40,973	8.3%	34,839	8.0%
Interest expense	6,573	3.9%	7,090	4.7%	20,539	4.2%	19,286	4.4%
Interest income	(116)	(0.1)%	—	—%	(116)	—%	—	—%
Tax Receivable Agreement liability adjustment	(528)	(0.3)%	(708)	(0.5)%	(1,691)	(0.3)%	(2,462)	(0.6)%
Loss on debt extinguishment	—	—%	—	—%	3,465	0.7%	—	—%
INCOME BEFORE INCOME TAXES	9,168	5.5%	4,204	2.8%	18,776	3.8%	18,015	4.1%
Income tax expense	2,622	1.6%	1,006	0.7%	3,605	0.7%	3,511	0.8%
NET INCOME	6,546	3.9%	3,198	2.1%	15,171	3.1%	14,504	3.3%
Net income attributable to non-controlling interests	2,185	1.3%	1,606	1.1%	4,536	0.9%	7,607	1.7%
NET INCOME ATTRIBUTABLE TO PORTILLO'S INC.	$4,361	2.6%	$1,592	1.1%	$10,635	2.2%	$6,897	1.6%

Net income per common share attributable to Portillo's Inc.:
Basic	$0.08		$0.04		$0.20		$0.19
Diluted	$0.07		$0.04		$0.19		$0.17

Weighted-average common shares outstanding:
Basic	55,127,133		38,899,373		53,231,086		36,899,208
Diluted	58,767,812		42,625,160		56,813,653		40,785,766

PORTILLO’S INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share data)

	September 24, 2023	December 25, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents and restricted cash	$12,947	$44,427
Accounts and tenant improvement receivables	14,962	8,590
Inventory	6,418	7,387
Prepaid expenses	4,798	4,922
Total current assets	39,125	65,326
Property and equipment, net	274,605	227,036
Operating lease assets	191,488	166,808
Goodwill	394,298	394,298
Trade names	223,925	223,925
Other intangible assets, net	29,634	31,800
Equity method investment	16,543	16,274
Deferred tax assets	184,375	150,497
Other assets	3,847	4,119
Total other assets	852,622	820,913
TOTAL ASSETS	$1,357,840	$1,280,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,481	$30,273
Current portion of long-term debt	7,500	4,155
Current portion of Tax Receivable Agreement liability	6,527	813
Current deferred revenue	4,094	7,292
Short-term operating lease liability	5,048	4,849
Accrued expenses	33,355	29,915
Total current liabilities	90,005	77,297
LONG-TERM LIABILITIES:
Long-term debt, net of current portion	287,486	314,425
Tax Receivable Agreement liability	294,950	252,003
Long-term operating lease liability	234,699	200,166
Other long-term liabilities	2,973	3,291
Total long-term liabilities	820,108	769,885
Total liabilities	910,113	847,182

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY:
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.01 par value per share, 380,000,000 shares authorized, and 55,182,141 and 48,420,723 shares issued and outstanding at September 24, 2023 and December 25, 2022, respectively.	552	484
Class B common stock, $0.00001 par value per share, 50,000,000 shares authorized, and 17,472,926 and 23,837,162 shares issued and outstanding at September 24, 2023 and December 25, 2022, respectively.	—	—
Additional paid-in-capital	305,515	260,664
Retained earnings (accumulated deficit)	5,823	(4,812)
Total stockholders' equity attributable to Portillo's Inc.	311,890	256,336
Non-controlling interest	135,837	176,565
Total stockholders' equity	447,727	432,901
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,357,840	$1,280,083

PORTILLO’S INC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Quarters Ended
	September 24, 2023	September 25, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,171	$14,504
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,788	15,803
Amortization of debt issuance costs and discount	814	1,952
Loss on sales of assets	512	212
Equity-based compensation	12,044	11,347
Deferred rent and tenant allowance	—	3,288
Deferred income tax expense	3,605	3,511
Tax Receivable Agreement liability adjustment	(1,691)	(2,462)
Amortization of deferred lease incentives	—	(289)
Gift card breakage	(688)	(626)
Loss on debt extinguishment	3,465	—
Changes in operating assets and liabilities:
Accounts receivables	(1,293)	(2,064)
Receivables from related parties	(100)	(34)
Inventory	969	144
Other current assets	124	1,666
Operating lease assets	5,685	—
Accounts payable	(2,777)	(1,089)
Accrued expenses and other liabilities	1,023	(8,448)
Operating lease liabilities	(1,775)	—
Deferred lease incentives	1,013	1,651
Other assets and liabilities	(319)	(97)
NET CASH PROVIDED BY OPERATING ACTIVITIES	53,570	38,969
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(57,660)	(30,012)
Proceeds from the sale of property and equipment	81	44
NET CASH USED IN INVESTING ACTIVITIES	(57,579)	(29,968)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	300,000	—
Payments of long-term debt	(324,303)	(2,493)
Proceeds from equity offering, net of underwriting discounts	179,306	183,436
Repurchase of outstanding equity / Portillo's OpCo units	(179,306)	(183,436)
Distributions paid to non-controlling interest holders	(399)	—
Proceeds from stock option exercises	1,321	1,722
Employee withholding taxes related to net settled equity awards	(112)	—
Proceeds from Employee Stock Purchase Plan purchases	404	—
Payments of Tax Receivable Agreement liability	(813)	—
Payment of deferred financing costs	(3,569)	—
Payment of initial public offering issuance costs	—	(771)
NET CASH USED IN FINANCING ACTIVITIES	(27,471)	(1,542)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(31,480)	7,459
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	44,427	39,263
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	$12,947	$46,722

PORTILLO’S INC
SELECTED OPERATING DATA AND NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Three Quarters Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Total Restaurants (a)	78	71	78	71
AUV (in millions) (a)	N/A	N/A	$8.9	$8.4
Change in same-restaurant sales (b)	3.9%	5.8%	6.1%	5.2%
Adjusted EBITDA (in thousands) (b)	$27,285	$21,620	$76,140	$66,864
Adjusted EBITDA Margin (b)	16.4%	14.3%	15.5%	15.3%
Restaurant-Level Adjusted EBITDA (in thousands) (b)	$41,885	$34,088	$119,435	$100,457
Restaurant-Level Adjusted EBITDA Margin (b)	25.1%	22.6%	24.3%	23.0%

(a) Includes a restaurant that is owned by C&O of which Portillo’s owns 50% of the equity. AUVs for the quarters ended September 24, 2023 and September 25, 2022 represent AUVs for the twelve months ended September 24, 2023 and September 25, 2022, respectively. Total restaurants indicated are as of a point in time.
(b) Excludes a restaurant that is owned by C&O of which Portillo’s owns 50% of the equity.

PORTILLO’S INC.
NON-GAAP FINANCIAL MEASURES

To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA Margin, and Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin. Accordingly, these measures are not required by, nor presented in accordance with GAAP, but rather are supplemental measures of operating performance of our restaurants. You should be aware that these measures are not indicative of overall results for the Company and that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. These measures are supplemental measures of operating performance and our calculations thereof may not be comparable to similar measures reported by other companies. These measures are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate, but also have important limitations as analytical tools and should not be considered in isolation as substitutes for analysis of our results as reported under GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents net income before depreciation and amortization, interest expense, interest income and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues, net.

We use Adjusted EBITDA and Adjusted EBITDA Margin (i) to evaluate our operating results and the effectiveness of our business strategies, (ii) internally as benchmarks to compare our performance to that of our competitors and (iii) as factors in evaluating management’s performance when determining incentive compensation.

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they eliminate the impact of expenses that do not relate to our core operating performance.

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin

Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include food, beverage and packaging costs, labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenues, net.

We believe that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate.

See below for a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA and Adjusted EBITDA Margin (in thousands):

	Quarter Ended		Three Quarters Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Net income	$6,546	$3,198	$15,171	$14,504
Depreciation and amortization	6,178	5,289	17,788	15,803
Interest expense	6,573	7,090	20,539	19,286
Interest income	(116)	—	(116)	—
Loss on debt extinguishment	—	—	3,465	—
Income tax expense	2,622	1,006	3,605	3,511
EBITDA	21,803	16,583	60,452	53,104
Deferred rent (1)	1,388	1,053	3,781	2,999
Equity-based compensation	4,324	3,698	12,044	11,347
ERP implementation costs (2)	149	—	149	—
Other loss (3)	16	114	511	239
Transaction-related fees & expenses (4)	133	880	894	1,637
Tax Receivable Agreement liability adjustment (5)	(528)	(708)	(1,691)	(2,462)
Adjusted EBITDA	$27,285	$21,620	$76,140	$66,864
Adjusted EBITDA Margin (6)	16.4%	14.3%	15.5%	15.3%
(1) Represents the difference between cash rent payments and the recognition of straight-line rent expense recognized over the lease term.
(2) Represents non-capitalized third party consulting and software licensing costs incurred in connection with the implementation of a new ERP system.
(3) Represents loss on disposal of property and equipment.
(4) Represents the exclusion of certain expenses that management believes are not indicative of ongoing operations, consisting primarily of certain professional fees.
(5) Represents remeasurement of the Tax Receivable Agreement liability.
(6) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues, net.

See below for a reconciliation of operating income, the most directly comparable GAAP measure, to Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin (in thousands):

	Quarter Ended		Three Quarters Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Operating income	$15,097	$10,586	$40,973	$34,839
Plus:
General and administrative expenses	18,898	18,059	57,285	49,185
Pre-opening expenses	2,410	791	5,029	1,770
Depreciation and amortization	6,178	5,289	17,788	15,803
Net income attributable to equity method investment	(422)	(409)	(1,010)	(807)
Other (income) loss, net	(276)	(228)	(630)	(333)
Restaurant-Level Adjusted EBITDA	$41,885	$34,088	$119,435	$100,457
Restaurant-Level Adjusted EBITDA Margin (1)	25.1%	22.6%	24.3%	23.0%
(1) Restaurant-Level Adjusted EBITDA Margin is defined as Restaurant-Level Adjusted EBITDA divided by Revenues, net